Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Contact:

Heide Erickson

Capella Education Company

612.977.5172

Heide.Erickson@capella.edu

Media Contact:

Mike Buttry

Capella Education Company

612.977.5499

Mike.Buttry@capella.edu

Capella Education Company names Steven L. Polacek as senior vice president and chief financial officer

MINNEAPOLIS, Aug. 26, 2010 - Capella Education Company (NASDAQ: CPLA), a provider of exclusively online post-secondary education through its wholly owned subsidiary Capella University, announced today that Steven L. Polacek will join the company as senior vice president and chief financial officer effective Sept. 7, 2010.

“Steve brings all the key attributes we seek in a CFO; seasoned financial leadership, broad public company experience, a strong strategic and operational mindset and a great fit with our mission driven, value based culture,” said Kevin Gilligan, chairman and chief executive officer of Capella Education Company. “Steve’s experience with customer-centric businesses fully aligns with Capella’s ongoing commitment to academic quality, learner success and shareholder value. I am delighted to welcome someone of Steve’s caliber to our team.”

Polacek, 50, brings more than 25 years of finance and strategic business experience to Capella. Prior to joining Capella, he served as senior vice president and chief financial officer at Hutchinson Technology Incorporated, a publicly traded global technology leader supplying critical components to the disk drive industry and new technologies to improve the quality of health care. Previously, Polacek was senior vice president, chief administrative officer and chief

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Capella Education Company names Steven L. Polacek as

senior vice president and chief financial officer, page 2

financial officer at Minneapolis-based Opus Corporation, a privately held full-service real estate development company. Prior to joining Opus Corporation, he served as partner from 2002 to 2005 with Deloitte & Touche LLP. Polacek began his career with Arthur Andersen LLP in 1982, became partner in 1993, and was the managing partner of the Minneapolis office from 1995 to 2002.

Polacek serves on the board of directors for C. H. Robinson Worldwide, Inc. (Nasdaq: CHRW). He earned his bachelor’s degree in accounting from the University of Nebraska – Lincoln.

Polacek will succeed Lois M. Martin, Capella’s current senior vice president and chief financial officer. On May 6, 2010, Martin announced plans to leave the organization after the end of 2010.

“Since Lois’ decision to leave the organization, we have been engaged in a thorough recruiting process to identify Capella’s next CFO, while developing a comprehensive transition plan,” Gilligan added. “Steve, Lois and I will work together on successfully completing the transition. I’d like to thank Lois for her ongoing commitment to Capella. She has contributed greatly to our mission of delivering academic quality to our learners and building value for our shareholders.”

About Capella Education Company

Founded in 1991, Capella Education Company is a national leader in online education and parent company of Capella University, a regionally accredited* online university. Capella University offers online graduate degree programs in business, counseling, education, health administration, human services, information technology, nursing, psychology, public administration, public health, public safety, and social work, and bachelor’s degree programs in business, information technology, nursing, psychology, public administration, and public safety. These academic programs are designed to meet the needs of working adults, combining high quality, competency-based curricula with the convenience and flexibility of an online learning format. Currently, Capella University offers 43 graduate and undergraduate degree programs with 137 specializations. More than 38,000 learners were enrolled as of June 30, 2010. For more information about Capella Education Company, please visit http://www.capellaeducation.com. For more information about Capella University, please visit http://www.capella.edu or call 1.888.CAPELLA (227.3552).

*	Capella University is accredited by The Higher Learning Commission and is a member of the North Central Association of Colleges and Schools (NCA), www.ncahlc.org.

Capella University, Capella Tower, 225 South Sixth Street, Ninth Floor, Minneapolis, MN 55402, 1.888.CAPELLA (227.3552), www.capella.edu.

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